Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated February 11, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Reports to Shareholders of the T. Rowe Price Equity Income Portfolio, T. Rowe Price Equity Income Portfolio—II, T. Rowe Price New America Growth Portfolio, T. Rowe Price Personal Strategy Balanced Portfolio, T. Rowe Price Mid-Cap Growth Portfolio, T. Rowe Price Mid-Cap Growth Portfolio—II, T. Rowe Price Blue Chip Growth Portfolio, T. Rowe Price Blue Chip Growth Portfolio—II, T. Rowe Price Equity Index 500 Portfolio, T. Rowe Price Health Sciences Portfolio, and T. Rowe Price Health Sciences Portfolio—II (comprising T. Rowe Price Equity Series, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the prospectuses and under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 25, 2005